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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 23, 2001 accompanying the consolidated financial statements of TeraForce Technology Corporation and subsidiaries appearing in the Annual Report of the Company on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                            /s/ GRANT THORNTON LLP


Dallas, Texas
July 23, 2001